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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Share Option Plans of Camtek Ltd. of our reports dated February 11, 2000 (except for Note 12(A) as to which the date is July 11, 2000) with respect to the consolidated financial statements and schedule of Camtek Ltd. included in its Registration Statement No. 333-12292 on Form F-1 filed with the Securities and Exchange Commission.


  /s/ Richard A. Eisner & Company, LLP      /s/ Goldstein Sabo Tevet

  Richard A. Eisner & Company, LLP          Goldstein Sabo Tevet
                                            Certified Public Accountants (Isr.)
  New York, NY                              Tel Aviv, Israel
  November 14, 2000